Exhibit 99.1

Station Casinos Announces First Quarter Results

LAS VEGAS--(BUSINESS WIRE)--May 14, 2009--Station Casinos, Inc. ("Station" or the "Company") today announced the results of its operations for the first quarter ended March 31, 2009.

Results of Operations

The Company's net revenues for the first quarter ending March 31, 2009, were approximately $282.7 million, a decrease of 20% compared to the prior year's first quarter. The Company reported Adjusted EBITDA for the quarter of $98.0 million, a decrease of 28% compared to the prior year's first quarter. For the first quarter, the Company reported a net loss of $33.7 million as compared to a net loss of $70.9 million in the prior year’s first quarter.

During the first quarter, the Company incurred $5.3 million in write-downs and other charges, of which $4.8 million related to loss related to a disposition of a land parcel, $0.1 million related to loss on asset disposals and $0.2 million related to severance expense. The Company also incurred $0.6 million in costs to develop new gaming opportunities, $2.8 million of expense related to equity-based awards, $1.7 million of preopening expenses and $4.0 million in legal fees related to the proposed debt restructuring and other non-recurring costs. In addition, the Company purchased $48.0 million in aggregate principal amount of its outstanding senior subordinated notes during the first quarter which resulted in a $40.3 million gain on early retirement of debt.

The Company’s first quarter earnings from its Green Valley Ranch joint venture were $6.7 million, which represents a combination of the Company's management fee plus 50% of Green Valley Ranch’s operating income. For the first quarter, Green Valley Ranch generated Adjusted EBITDA before management fees of $17.4 million, a decrease of 31% compared to the same period in the prior year. Green Valley Ranch reported net income of $1.3 million for the first quarter as compared to net income of $1.4 million in the same period in the prior year.

Las Vegas Market Results

For the first quarter, net revenues from the Major Las Vegas Operations, excluding Green Valley Ranch, were $258.8 million, a 19% decrease compared to the prior year’s first quarter, while Adjusted EBITDA from those operations decreased 24% to $87.1 million from $114.2 million in the same period in the prior year. The Major Las Vegas Operations reported a net loss of $5.7 million for the first quarter as compared to net income of $6.7 million in the same period in the prior year.

Adjusted EBITDA is not a generally accepted accounting principle (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. EBITDA and Adjusted EBITDA are further defined in footnote 1.

Balance Sheet and Capital Expenditures

Long-term debt was $5.74 billion as of March 31, 2009. Total capital expenditures were $14.2 million for the first quarter which consisted primarily of maintenance capital purchases and other projects. Equity contributions to joint ventures during the first quarter were $1.9 million.

Restructuring Plan

As described more fully in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, we are in discussions regarding a debt restructuring with the lenders under our credit facility, CMBS facility and land loan and the holders of our senior and senior subordinated notes.

Company Information and Forward Looking Statements

Station Casinos, Inc. is the leading provider of gaming and entertainment to the residents of Las Vegas, Nevada. Station's properties are regional entertainment destinations and include various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station owns and operates Red Rock Casino Resort Spa, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho and Wild Wild West Gambling Hall & Hotel in Las Vegas, Nevada, Texas Station Gambling Hall & Hotel and Fiesta Rancho Casino Hotel in North Las Vegas, Nevada, and Sunset Station Hotel & Casino, Fiesta Henderson Casino Hotel, Wildfire Boulder, Gold Rush Casino and Lake Mead Casino in Henderson, Nevada. Station also owns a 50% interest in Green Valley Ranch Station Casino, Barley's Casino & Brewing Company, The Greens and Wildfire Lanes in Henderson, Nevada, a 50% interest in Aliante Station Casino + Hotel in North Las Vegas, Nevada and a 6.7% interest in the joint venture that owns the Palms Casino Resort in Las Vegas, Nevada. In addition, Station manages Thunder Valley Casino near Sacramento, California on behalf of the United Auburn Indian Community.

This press release contains certain forward-looking statements with respect to the Company and its subsidiaries which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, the ability to effect a successful restructuring, the ability to recognize the benefits of the Company’s merger (the “Merger”) with FCP Acquisition Sub, a Nevada corporation (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company with the Company continuing as the surviving corporation, which was completed on November 7, 2007, pursuant to the Agreement and Plan of Merger dated as of February 23, 2007 and amended as of May 4, 2007, among the Company, Fertitta Colony Partners LLC, a Nevada limited liability company, and Merger Sub; the impact of the substantial indebtedness incurred to finance the consummation of the Merger; the effects of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; and other risks described in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2008, and its Registration Statement on Form S-3ASR File No. 333-134936. All forward-looking statements are based on the Company’s current expectations and projections about future events. All forward-looking statements speak only as of the date hereof and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Development of the proposed gaming and entertainment projects with the Gun Lake Tribe, the Federated Indians of Graton Rancheria, the Mechoopda Indian Tribe of Chico Rancheria and the North Fork Rancheria of Mono Indians and the operation of Class III gaming at each of the projects is subject to certain governmental and regulatory approvals, including, but not limited to, approval of state gaming compacts with the State of Michigan or the State of California, the Department of the Interior completing the process of taking land into trust for the benefit of the tribes and approval of the management agreements by the National Indian Gaming Commission. No assurances can be given as to when, or if, these governmental and regulatory approvals will be received.

(1) EBITDA, earnings before interest, taxes, depreciation and amortization, is a widely used measure of operating performance in the gaming industry and is a principal basis for the valuation of gaming companies. The Company has traditionally adjusted EBITDA when evaluating its own operating performance because it believes that the inclusion or exclusion of certain non-cash recurring and non-recurring items is necessary to present the most accurate measure of its principal operating results and as a means to assess results period over period. The Company refers to the financial measure that adjusts for these items as Adjusted EBITDA. The Company believes, when considered with measures calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Adjusted EBITDA is a useful financial performance measurement for assessing the operating performance of the Company and is used by management in making financial and operational decisions. In this regard, Adjusted EBITDA is a key metric used by the Company in its individual property budgeting process, when calculating returns on investment on existing and proposed projects and in the evaluation of incentive compensation related to property management. Adjusted EBITDA consists of net income (loss) plus income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense. The Company has historically reported this measure and management believes that the continued inclusion of Adjusted EBITDA provides the consistency in our financial reporting required by our stakeholders. In addition, management believes that our debt stakeholders use Adjusted EBITDA as an appropriate financial measure in determining the value of their investment. To evaluate Adjusted EBITDA and the trends it depicts, the components should be considered. The impact of income tax (provision) benefit, interest and other expense, net, write-downs and other charges, net, preopening expenses, equity-based compensation expense, management agreement/lease termination costs, other non-recurring and non-cash costs, depreciation, amortization and development expense, each of which can significantly affect the Company’s results of operations and liquidity and should be considered in evaluating the Company’s operating performance, cannot be determined from EBITDA. Adjusted EBITDA is used in addition to and in conjunction with GAAP measures and should not be considered as an alternative to net income (loss), or any other GAAP operating performance measure.

To compensate for the inherent limitations of the disclosure of Adjusted EBITDA, the Company provides relevant disclosure of its depreciation and amortization, interest and income taxes, capital expenditures and other items in its reconciliations to GAAP financial measures and consolidated financial statements, all of which should be considered when evaluating the Company’s performance. In addition, it should be noted that not all gaming companies that report Adjusted EBITDA or adjustments to such measures may calculate Adjusted EBITDA or such adjustments in the same manner as the Company, and therefore, the Company’s measure of Adjusted EBITDA may not be comparable to similarly titled measures used by other gaming companies. A reconciliation of Adjusted EBITDA to EBITDA to net income (loss) is included in the financial schedules accompanying this release.

Station Casinos, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Operating revenues:
Casino	$203,122	$249,442
Food and beverage	53,375	60,965
Room	21,931	30,300
Other	15,155	19,327
Management fees	14,019	18,746
Gross revenues	307,602	378,780
Promotional allowances	(24,854)	(26,463)
Net revenues	282,748	352,317

Operating costs and expenses:
Casino	83,002	95,771
Food and beverage	31,229	41,686
Room	8,584	10,363
Other	4,386	7,316
Selling, general and administrative	55,074	63,187
Corporate	11,586	11,768
Development	648	727
Depreciation and amortization	53,517	57,239
Preopening	1,742	2,130
Write-downs and other charges, net	5,250	2,209
	255,018	292,396

Operating income	27,730	59,921
Earnings from joint ventures	1,663	8,526
Operating income and earnings from joint ventures	29,393	68,447

Other expense:
Interest expense, net	(92,050)	(97,346)
Interest and other expense from joint ventures	(7,633)	(9,254)
Change in fair value of derivative instruments	19,018	(58,432)
Gain on early retirement of debt	40,348	-
	(40,317)	(165,032)

Loss before income taxes	(10,924)	(96,585)
Income tax (provision) benefit	(22,785)	25,721
Net loss	$(33,709)	$(70,864)

Station Casinos, Inc.
Summary Information and
Reconciliation of Net (Loss) Income to EBITDA to Adjusted EBITDA
(amounts in thousands, except occupancy percentage and ADR)
(unaudited)

	Three Months Ended
	March 31,
	2009	2008
Major Las Vegas Operations (a):
Net revenues	$258,765	$320,390

Net (loss) income	$(5,653)	$6,732
Income tax (benefit) provision	(3,044)	4,304
Interest and other expense, net	6,702	7,853
Depreciation and amortization	25,938	31,862
EBITDA	23,943	50,751
Rent expense (b)	62,363	62,363
Write-downs and other charges, net	181	424
Equity-based compensation expense	588	704
Adjusted EBITDA	$87,075	$114,242

Green Valley Ranch (50% owned):
Net revenues	$50,499	$64,383

Net income	$1,340	$1,439
Interest and other expense, net	9,969	17,498
Depreciation and amortization	5,719	6,305
EBITDA	17,028	25,242
Write-downs and other charges, net	401	-
Loss on early retirement of debt	-	122
Equity-based compensation expense	3	22
Adjusted EBITDA	$17,432	$25,386

Major Las Vegas Operations including Green Valley Ranch:
Net revenues	$309,264	$384,773

Net (loss) income	$(4,313)	$8,171
Income tax (benefit) provision	(3,044)	4,304
Interest and other expense, net	16,671	25,351
Depreciation and amortization	31,657	38,167
EBITDA	40,971	75,993
Rent expense (b)	62,363	62,363
Write-downs and other charges, net	582	424
Loss on early retirement of debt	-	122
Equity-based compensation expense	591	726
Adjusted EBITDA	$104,507	$139,628

Total Station Casinos, Inc. (c):
Net loss	$(33,709)	$(70,864)
Income tax provision (benefit)	22,785	(25,721)
Interest and other expense, net	80,665	165,032
Gain on early retirement of debt	(40,348)	-
Depreciation and amortization	53,517	57,239
EBITDA	82,910	125,686
Write-downs and other charges, net	5,250	2,209
Write-downs and other charges, net at joint ventures (50%)	649	3
Development expense	648	727
Preopening expenses	1,742	2,130
Preopening expenses at joint ventures (50%)	(66)	865
Equity-based compensation expense	2,794	2,502
Depreciation and amortization of investments in joint ventures	29	-
Other non-recurring costs	4,015	495
Referendum expense at Thunder Valley (24%)	-	1,560
Adjusted EBITDA	$97,971	$136,177

Occupancy percentage	85%	88%
ADR	$71	$98

(a)	Includes the wholly-owned properties of Red Rock, Palace Station, Boulder Station, Texas Station, Sunset Station, Santa Fe Station, Fiesta Rancho and Fiesta Henderson.

(b)	Rent expense refers to intercompany rent expense paid by the CMBS properties to another consolidated entity. Because this expense is eliminated upon consolidation, it has been excluded from Adjusted EBITDA in the Major Las Vegas Operations table.

(c)

Includes the Major Las Vegas Operations, Wild Wild West, Wildfire Rancho, Wildfire Boulder, Gold Rush, Lake Mead Casino, the Company's earnings from joint ventures, management fees and corporate expense.

CONTACT:
Station Casinos, Inc., Las Vegas
Thomas M. Friel, 800-544-2411 or 702-495-4210
Executive Vice President, Chief Accounting Officer and Treasurer
Lori B. Nelson, 800-544-2411 or 702-495-4248
Director of Corporate Communications